Exhibit 4.6

FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 15, 2020, among Jagged Peak Energy LLC, a Delaware limited liability company, and SoDe Water LLC, a Delaware limited liability company (each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each an indirect subsidiary of Parsley Energy, LLC, a Delaware limited liability company (the “Company”), the Company, Parsley Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers” and each individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of May 27, 2016, as supplemented by the First Supplemental Indenture thereto, dated as of August 18, 2016, the Second Supplemental Indenture thereto, dated as of October 27, 2016, and the Third Supplemental Indenture thereto, dated as of April 20, 2017 (the “Indenture”) providing for the issuance of 6.250% Senior Notes due June 1, 2024 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    NO RECOURSE AGAINST OTHERS. No director, manager, officer, member, partner, employee, incorporator or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: January 15, 2020

GUARANTEEING SUBSIDIARIES:

JAGGED PEAK ENERGY LLC

By:	Parsley Energy, LLC, its sole member

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

SODE WATER LLC

By:	Jagged Peak Energy LLC, its sole member

By:	Parsley Energy, LLC, its sole member

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

ISSUERS:

PARSLEY ENERGY, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY FINANCE CORP.

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

Signature Page to Fourth Supplemental Indenture
6.250% Senior Notes due 2024

GUARANTORS:

PARSLEY ADMINISTRATION, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY ENERGY OPERATIONS, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY ENERGY, L.P.

By:	Parsley GP, LLC, its general partner

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY MINERALS, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY GP, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY DE LONE STAR LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

Signature Page to Fourth Supplemental Indenture
6.250% Senior Notes due 2024

PARSLEY DE OPERATING LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY VERITAS ENERGY PARTNERS, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY NOVUS LAND SERVICES LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

Signature Page to Fourth Supplemental Indenture
6.250% Senior Notes due 2024

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael K. Herberger
Name:	Michael K. Herberger
Title:	Vice President

Signature Page to Fourth Supplemental Indenture
6.250% Senior Notes due 2024